EXHIBIT 10.31

AMENDMENT NO. 2

AMENDMENT NO. 2 (this “Amendment”), dated as of February 5, 2009, to that certain CREDIT AGREEMENT, dated as of June 16, 2006, among JACOBS ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, CREDIT SUISSE SECURITIES (USA) LLC and CIBC WORLD MARKETS CORP., as Joint Lead Arrangers and Joint Bookrunners, CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as issuing bank, collateral agent and administrative agent (in such capacity, the “Administrative Agent”), CIBC WORLD MARKETS CORP., as syndication agent, CIT LENDING SERVICES CORPORATION, as co-documentation agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agent and swingline lender (as amended, supplemented or otherwise modified up to the date hereof, the “Credit Agreement;” capitalized terms used herein without definition herein having the meanings assigned thereto therein).

W I T N E S S E T H :

WHEREAS, Borrower desires to make certain amendments to the Credit Agreement, subject to the terms and conditions below;

WHEREAS, pursuant to Section 10.02 of the Credit Agreement the Required Lenders desire to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendment.  Subject to the satisfaction of the conditions set forth in Section Two hereof:

(a)           Section 1.01 of the Credit Agreement is amended by deleting the definition of “Applicable Margin” contained therein in its entirety and replacing it with the following new definition:

““Applicable Margin” shall mean, for any day, with respect to any Tranche B Loan, 2.75% in the case of Eurodollar Loans and 1.75% in the case of ABR Loans and, with respect to any Revolving Loan, the applicable percentage set forth below under the appropriate caption based upon the Total Leverage Ratio as of the most recent determination date:

Total	Revolving Loans
Leverage Ratio	LIBOR	ABR

Level I
> 5.50x	3.25%	2.25%

Level II
5.00x > but < 5.50x	3.00%	2.00%

Level III
4.50x > but < 5.00x	2.75%	1.75%

Level IV
< 4.50x	2.50%	1.50%

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Revolving Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, the Total Leverage Ratio shall be deemed to be in Level III from the Closing Date to the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(b) and Section 5.01(d) for the fiscal period ended after the Closing Date and shall be deemed to be in Level I (i) at any time during which Borrower has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b) and Section 5.01(d), respectively, and (ii) at any time during the existence of an Event of Default.”

(b)           The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended by (x) deleting the word “and” at the end of clause (i) and (y) inserting the following as a new clause (k):  “(k) Borrower’s costs and expenses, in an aggregate amount not to exceed $1,450,000, directly related to lobbying activity for and the promotion of passage of Amendment 50 to the constitution of the State of Colorado; and”.

(c)           Section 1.01 of the Credit Agreement is amended by inserting the following new defined terms in alphabetical order:

“Amendment No. 2” shall mean Amendment No. 2, dated as of February 5, 2009, to the Agreement, among the Borrower, the Administrative Agent and the Lenders party thereto.

(d)           Section 6.10(b) of the Credit Agreement is amended in its entirety to read as follows:

“(b)         Maximum Senior Secured Leverage Ratio.  Permit the Senior Secured Leverage Ratio, at the last day of any Test Period during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Senior Leverage Ratio
July 1, 2006 - December 31, 2006	1.50 to 1.0
January 1, 2007 - June 30, 2007	1.75 to 1.0
July 1, 2007 - December 31, 2007	1.50 to 1.0
January 1, 2008 - September 30, 2008	1.25 to 1.0
October 1, 2008 - December 31, 2009	1.40 to 1.0
January 1, 2010 and thereafter	1.25 to 1.0”

SECTION TWO - Amendment Fee.  In consideration of the agreements of the Required Lenders contained in this Agreement, Borrower agrees to pay to the Administrative Agent on February 5, 2009, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 1:00 p.m., New York City time, on February 4, 2009, an amendment fee (the “Amendment Fee”) equal to 25 basis points (i.e., 0.25%) on the aggregate amount of the Revolving Commitment and outstanding Tranche B Loans of such Lender.

SECTION THREE - Conditions to Effectiveness.  This Amendment shall become effective when, and only when (a) the Administrative Agent shall have received (i) counterparts of this Amendment that, when taken together, bear the signatures of Borrower and the Required Lenders and (ii) the Amendment Fee, (b) the representations and warranties set forth in Section 4 hereof are true and correct and (c) all fees and expenses required to be paid or reimbursed by Borrower pursuant hereto or to the Credit Agreement or otherwise, including all invoiced fees and expenses of counsel to the Agents, shall have been paid or reimbursed, as applicable.

SECTION FOUR - Representations and Warranties; Covenants.  In order to induce the Required Lenders to enter into this Amendment, Borrower represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and (y) the representations and warranties made by Borrower in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION FIVE - Reference to and Effect on the Credit Agreement. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes.

SECTION SIX - Costs, Expenses and Taxes.  Borrower agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 10.03 of the Credit Agreement.

SECTION SEVEN - Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts) each of which shall constitute an original, but all of which taken together shall constitute a single agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or “.pdf” file shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION EIGHT - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

JACOBS ENTERTAINMENT, INC.,
as Borrower

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Title: President

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH,
as Administrative Agent

By:	/s/ Rianka Mohan
Name: Rianka Mohan
Title: Vice President

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Vice President